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                                                                 Exhibit T3A-71.

                               STATE OF CALIFORNIA

         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 2, page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                                      IN WITNESS WHEREOF, I
                                                    execute this certificate
                                                    and affix the Great Seal
                                                         of the State of
[California State Seal]                              California this day of

                                                        February 26, 2004

                                                    /s/ Kevin Shelley
                                                    -------------------------
                                                    Secretary of State


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                                                                 Exhibit T3A-71.

                            ARTICLES OF INCORPORATION

                                       OF

                           MAMMOTH GEOTHERMAL COMPANY

                                        I

                         The name of this Corporation is

                           MAMMOTH GEOTHERMAL COMPANY

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other then the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is:

                              PARACORP INCORPORATED

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1000.

DATED: December 10, 1990
                                                  /s/ Pam Martin
                                                  ------------------------------
                                                  Pam Martin, Incorporator

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         I hereby declare that I am the person who executed the foregoing
Articles of Incorporation, which execution is my act and deed.

                                                      /s/ Pam Martin
                                                      --------------------------
                                                      Pam Martin, Incorporator

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